EXHIBIT 107

Form S-3

(Form Type)

Allurion Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share (2)	Rule 457(c)	841,751	2.36 (3)	$1,986,532.36	0.0001531	$304.14

Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share, issuable upon exercise of the January 2025 Private Placement Warrants (4)	Rule 457(c)	1,240,000	2.36 (3)	$2,926,400.00	0.0001531	$448.03

Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share, issuable upon exercise of the February 2025 Private Placement Warrants (5)	Rule 457(c)	1,800,000	2.36 (3)	$4,248,000.00	0.0001531	$650.37

Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share (6)	Rule 457(c)	267,686	2.36 (3)	$631,738.96	0.0001531	$96.72

Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share, issuable upon exercise of the Leavitt Private Placement Warrants (7)	Rule 457(c)	535,372	2.36 (3)	$1,263,477.92	0.0001531	$193.44

Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share (8)	Rule 457(c)	1,492,539	2.36 (3)	$3,522,392.04	0.0001531	$539.28

	Total Offering Amounts					$14,578,541.28		$2,231.98

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$2,231.98

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there is also being registered hereby such indeterminate number of additional shares of common stock, par value $0.0001 per share (“common stock”), of the registrant as may be issued or issuable because of share split, share dividend, recapitalization, exchange or similar event or otherwise.

(2)

Represents 841,751 shares of common stock issued in a private placement pursuant to a subscription agreement, dated as of January 14, 2025 (the “January 2025 Subscription Agreement”), by and among us and funds affiliated with RTW Investments LP (“RTW”).

(3)

Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $2.36, which is the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on April 25, 2025.

(4)

Represents 1,240,000 shares of common stock issuable upon the exercise of the warrants sold in a private placement pursuant to a securities purchase agreement, dated as of January 24, 2025 (the “January 2025 Securities Purchase Agreement”), by and among us and the investors listed therein.

(5)

Represents 1,800,000 shares of common stock issuable upon the exercise of the warrants sold in a private placement pursuant to a securities purchase agreement, dated as of February 19, 2025 (the “February 2025 Securities Purchase Agreement”), by and among us and the investors listed therein.

(6)

Represents 267,686 shares of common stock issued in a private placement pursuant to a subscription agreement, dated as of February 19, 2025 (the “February 2025 Subscription Agreement”), by and between us and Leavitt Equity Partners III, L.P. (“Leavitt”).

(7)	Represents 535,372 shares of common stock issuable upon the exercise of the warrants sold to Leavitt in a private placement pursuant to the 2025 February Subscription Agreement.
(8)

Represents 1,492,539 shares of common stock issued to RTW issued upon conversion of the convertible senior secured notes, in the principal amount of $48 million, issued by Allurion pursuant to Note Purchase Agreement, dated as of April 14, 2024, by and among Allurion, Allurion Opco, Allurion Australia Pty Ltd, a proprietary limited company organized under the laws of Australia and a wholly-owned subsidiary of Allurion, the Original RIFA Investors (as defined in Note Purchase Agreement) and RTW, as amended by that certain First Amendment to Note Purchase Agreement, dated as of April 16, 2024, that certain Omnibus Amendment, dated as of January 7, 2025 and that certain Second Amendment to Note Purchase Agreement, dated as of April 15, 2025.